UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024

MasterBrand, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-41545	88-3479920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Suite 300 Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

877-622-4782
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MBC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 6, 2024, the Board of Directors (the “Board”) of MasterBrand, Inc. (the “Company”), acting upon the recommendation of its Nominating, Environmental, Social and Governance Committee, elected Catherine Courage as the newest member of the Board, effective immediately. Ms. Courage will serve on Class III of the Board and on the Board’s Audit Committee and Nominating, Environmental, Social and Governance Committee. Ms. Courage will receive compensation payable to non-employee directors serving on the Board, consistent with the policies summarized under the caption “Non-Employee Director Compensation” in the Company’s annual proxy statements. There are no arrangements or understandings between Ms. Courage and any other person, pursuant to which she was selected as a Director. There are no transactions in which Ms. Courage has an interest requiring disclosure under Item 404(a) of Regulation S-K. As a Class III Director, Ms. Courage would not have been up for election at the Company’s 2024 annual meeting and will stand for election at the Company’s 2025 annual meeting. Each of the Company’s directors serves until the election of a successor, removal or resignation.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2024, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). As of April 12, 2024, the record date for holders of shares of common stock (the “Shares”) entitled to vote at the Annual Meeting, there were 127,148,134 Shares outstanding and entitled to vote at the Annual Meeting. Of the Shares entitled to vote, 115,438,803 or approximately 90.8% of the Shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Company’s Articles of Incorporation. There were three matters presented and voted on at the Annual Meeting. Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal 1 - Election of three director nominees to serve three-year terms.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
David D. Petratis	103,543,331	2,895,723	136,172	8,863,577
Juliana L. Chugg	103,388,397	3,058,388	128,441	8,863,577
Patrick S. Shannon	105,582,674	851,249	141,303	8,863,577

The shareholders elected each of the nominees as directors.

Proposal 2 - Advisory vote on the Company’s 2023 Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,269,508	3,067,309	238,409	8,863,577

The shareholders voted to approve the Company’s Named Executive Officer compensation.

Proposal 3 - Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024.

Votes For	Votes Against	Abstentions
114,517,262	786,465	135,076

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

Item 7.01.	Regulation FD Disclosure.

On June 10, 2024, the Company issued a press release announcing the matters described under Item 5.02 of this Current Report on Form 8-K. Pursuant to Item 7.01 of Form 8-K, a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 and Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MasterBrand, Inc.
(Registrant)

Date: June 10, 2024	By:	/s/ R. David Banyard, Jr.
	Name:	R. David Banyard, Jr.
	Title:	President & Chief Executive Officer